UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2023, Intrusion Inc. (the “Company”) and its Chief Operating Officer, Christopher Duzich, mutually agreed to a separation of employment. Mr. Duzich’s separation of employment was not due to a dispute or disagreement with the Company or its management. Mr. Duzich’s employment as Chief Operating Officer ceased as of the close of business on May 19, 2023. The Company does not intend to fill the Chief Operating Officer role at this time, and Mr. Duzich’s responsibilities will be overseen by other members of the Company’s management team.

On May 19, 2023, Intrusion Inc. (the “Company”) and its Chief Strategy Officer, Ross Mandel, mutually agreed to a separation of employment. Mr. Mandel’s separation of employment was not due to a dispute or disagreement with the Company or its management. Mr. Mandel’s employment as Chief Strategy Officer ceased as of the close of business on May 19, 2023. The Company does not intend to fill the Chief Strategy Officer role at this time, and Mr. Mandel’s responsibilities will be overseen by other members of the Company’s management team.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION INC.

Dated: May 25, 2023	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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